Report of Independent Accountants

To the Board of Directors and Shareholders of Enterprise Group of Funds


In planning and performing our audit of the financial

statements of the Multi-Cap Growth, Small Company Growth,

Small Company Value, Growth, Capital Appreciation, Equity,

Growth and Income, Equity Income, International Growth,

Internet, Global Financial Services, Managed, Balanced,

High-Yield Bond, Government Securities, Tax-Exempt Income

and Money Market Portfolios of the Enterprise Group of

Funds (the "Company") for the year ended December 31, 1999,

we considered its internal control, including control ac

The management of the Company is responsible for establishing and maintaining internal control.  In fulfilling this

responsibility, estimates and judgments by management are

required to assess the expected benefits and related

costs of controls.  Generally, controls that are relevant to an audit pertain to the entity's objective of preparing

financial statements for external purposes that are fairly

presented in conformity with generally accepted accounting

principles.  Those controls include the safeguardi

Because of inherent limitations in internal control, errors

or fraud may occur and not be detected.  Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of

changes in conditions or that the effectiveness of their

design and operation may deteriorate.

Our consideration of internal control would not necessarily

disclose all matters in internal control that might be

material weaknesses under standards established by the

American Institute of Certified Public Accountants.  A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by

error or fraud in amounts that would be material in relation to the financial statements be

This report is intended solely for the information and use of the Board of Directors, management and the Securities and

Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP

February 16, 2000
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